Exhibit 99.1

FOR IMMEDIATE RELEASE: NEWS

El Cajon, California, December 9, 2005

Spectre Gaming goes Live in Florida with its AWP
Games, Exiting Class II & Class III Markets

Spectre Gaming, Inc. (OTCBB: SGMG) announced today it has gone live with its first installation of AWP games in Boca Raton, Florida and that its Board of Directors has approved a plan to exit the Class II gaming market in Oklahoma and Class III gaming market in California. The Company will concentrate its efforts on the estimated $2 billion Amusement-With-Prize (AWP) market.

“We are excited to have completed our first installation of our AWP games in the Florida market” commented Russell Mix, CEO of Spectre Gaming, Inc. “Our team looks forward to the Florida AWP opportunity, working with established operators and the installation of AWP games in a market that has an estimated 25,000 devices currently in operation. The AWP market presents a great opportunity for Spectre to bring a fully-compliant, closed-loop proprietary system to the state.”

Mr. Mix went on to say “In light of the AWP opportunity, our recently completed $7.4 million equity offering and our licensing and distribution relationship with Bally Gaming and its AWP and Alpha technology, the Company has decided to focus all of its efforts on the AWP market. We anticipate that we will complete the termination of our Class II and Class III operations by the end of 2005 and complete the liquidation of our inventory and the redeployment of our personnel by the end of the first quarter of 2006.”

The Company anticipates taking a charge of between $1.2 to $1.6 million in connection with the closure of the Company’s facilities in Oklahoma and California and the liquidation of its inventory in those states. Spectre will also be relocating its corporate offices to 14200 23rd Avenue North, Minneapolis, MN 55447 within the next 30 days.
About Spectre Gaming:

Spectre Gaming Inc., with offices currently located at 1466 Pioneer Way, El Cajon, California 92020 is a provider of proprietary interactive electronic games to the Amusement-With-Prize market. The Company designs and develops networks, software and content that provide its customers with a comprehensive gaming system. In May of 2005, the Company entered into an exclusive multi-year license agreement with Alliance Gaming Corporation, through its Bally Gaming and Systems business unit, that grants certain rights to proprietary software and game titles developed by Bally that the Company intends to deliver to the AWP marketplace. AWP is legal in some form in at least 45 states with an estimated 300,000 machines already in operation. The Company believes that it will deliver compelling products to this underserved marketplace.

Contact: Russell Mix, (619) 440-6183

This news release contains various “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to be covered by the safe harbors created thereby. Statements made in this release which are not historical in nature, including but not limited to statements using the terms “may,”“expect to,”“believe,”“should,”“anticipate,” and other language using a future aspect, are referred to as forward-looking statements, should be viewed as uncertain and should not be relied upon. Although our management believes that the results reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the expectations expressed in such forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include those set forth in the Company’s annual report on Form 10-KSB for the year ended December 31, 2004, and in other filings made, from time to time, by the Company with the Securities and Exchange Commission, including the Company’s Registration Statement on Form SB-2, filed on December 9, 2005. The forward-looking statements contained herein speak only as of the date when made and the Company does not undertake to update such statements.